SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2012

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.	Regulation FD Disclosure.

On March 26, 2012, Houston American Energy Corp. (“Houston American”) announced the sale to GeoPark Llanos S.A.S, a wholly-owned subsidiary of GeoPark Holdings Ltd. of HupecolCuerva, LLC (“HC, LLC”), which holds interests in the La Cuerva block and, pending approval of the Colombian authorities, the LLA 62 block, together covering approximately 90,000 acres in the Llanos Basin in Colombia.

HC, LLC sold for $75 million, adjusted for working capital.  13.3% of the sales price of HC, LLC will be held in escrow to fund potential claims arising from the sale.  Pursuant to its 1.6% ownership interest in HC, LLC, Houston American will receive 1.6% in the net sale proceeds after deduction of commissions, overriding royalty interest, and transaction expenses; subject to the escrow holdback and a further contingency holdback by Hupecol of 1.3% of the sales price.  Following completion of the sale of HC, LLC, Houston American will have no continuing interest in the La Cuerva and LLA 62 blocks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 26, 2012
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer

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